UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

WAFD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was sent to WaFd employees on September 8, 2026.

Date:	Tuesday, September 8, 2026

To:	WaFd Bank Colleagues

From:	Brent Beardall, WaFd Bank CEO

Subject:	EverBank and WaFd Bank Announce Strategic Merger

Dear Colleagues:

In a joint press release EverBank Financial Corp yesterday announced that it has entered into an agreement to combine with WaFd, Inc., and WaFd Bank. EverBank is a nationwide specialty bank providing products and services to consumer and commercial clients coast-to-coast. They offer a robust digital online bank and have a combined 42 branches in California, Florida and New York.

Please know that I and we (the BOD and EMC) do not take this decision lightly.  The impacts are meaningful; we understand this news can be hard to receive. After months of study and consideration, I believe this is the long-term best interest of the collective WaFd family. I am convinced we are better and stronger together with EverBank.

For more details about the announcement, please see the joint press release, along with an investor deck and an internal-only FAQ. Please also have copies of the attached introductory flyer on hand for clients who inquiry about EverBank over the next few weeks.

I’d also like to share a short video introducing you to Greg Seibly, EverBank’s CEO. I’ve been fortunate to know Greg for many years, from our days together in the Pacific Northwest banking industry, and I’m certain you’ll be impressed by his experience and passion he and his team bring to this strategic merger with WaFd Bank.  We both strive to be servant leaders.

The Transaction

Under the terms of the agreement, EverBank Financial Corp will merge with and into WaFd, Inc., with WaFd, Inc. becoming the resulting financial holding company. Immediately following the holding company merger, WaFd’s wholly owned bank subsidiary, WaFd Bank, will merge into EverBank, with EverBank continuing as the bank. WaFd Bank will remain a publicly traded company and change its name to EverBank Financial Corp. and trade on the Nasdaq Stock Exchange under the new ticker symbol EVBK.

The transaction, which is expected to be completed in the first quarter of 2027, is subject to customary closing conditions, including final approval by regulators and our WaFd shareholders.

To illustrate the path we’ll follow, we’ve created an infographic that shows each step along the way.

Stronger Together

The combination of EverBank and WaFd Bank will open many new opportunities for nationwide growth. Simply put, our two banks are stronger together.

The merger will create meaningful scale and an expanded nationwide presence, with an existing network of more than 250 branches, a national direct-bank platform and regional and national lending capabilities that allow the bank to serve clients from coast to coast.

In recent years, both banks have pursued a shared strategic shift toward commercial banking, accelerating their transition away from residential and consumer lending while further diversifying their loan portfolios. Both banks bring exceptional credit quality and strong capital to the partnership.

The merger will enhance the bank’s funding stability through a diversified deposit base that combines WaFd Bank’s consumer and commercial clients with EverBank’s retail and specialty deposit clients, supported by multiple deposit-gathering channels and limited wholesale-funding reliance. It also will strengthen the bank’s return profile, resulting in greater operational scale.

As you know WaFd Bank in recent years has launched promising new businesses, including wealth management and expanded insurance platforms. The merger will enhance the newly launched wealth management platform by leveraging EverBank’s affluent client base to expand valuable fee income streams for the bank.

After the transaction is completed, the bank will be led by a highly experienced combined management team, with a strong track record of leading regional banks and executing successful acquisitions and integrations. Going forward, Greg Seibly will serve as Chief Executive Officer of the combined bank. I will become the bank’s President. An announcement about the combined bank’s future leadership will follow later this month.

Shared Values

We know our rich history dates back to 1917. While EverBank was founded in 1998, both banks have a shared commitment to values-based cultures and deep roots in the communities we serve. The two banks are a great fit – not only as complementary businesses but also as kindred organizations focused on caring for clients and employees and investing in communities.

As a result of your great work and commitment, WaFd Bank has been on a trajectory of nationwide growth and improved financial performance. Our progress has been driven by organic growth, strategic acquisitions such as Luther Burbank Savings and the expansion of existing commercial banking, commercial real estate and small business banking.

As I have met with EverBank teams, it was like I was meeting with WaFd bankers just on the other side of the country.

When the merger is complete, our new combined bank will have more than $75 billion in assets and more than $58 billion in deposits.

The Road Ahead

Together, we have a great deal of work to accomplish before we reach the close of the merger transaction for our new combined bank. Teams from across both banks are working diligently to get us to that important milestone and plan for the transition that will follow.

I look forward to sharing more details about this exciting combination. Please join me and your Executive Management Committee members for an All Hands call on Tuesday at 3 pm (PST).  An invitation should already be in your email inbox.

Your hard work and dedication positioned WaFd Bank for this exciting next chapter. I look forward to speaking with you later today during our All-Hands call at 3 pm Pacific.

Regards,

Brent

FAQs – INTERNAL USE ONLY
Regarding the Combination of WaFd Bank and EverBank

V1 September 8, 2026

Q1. Who is EverBank and where do they operate?
EverBank is a nationwide specialty bank headquartered in Jacksonville, Florida. A pioneer in digital banking, EverBank operates 42 branches in Florida (10), New York (1) and California (31) in addition to a direct-to-consumer digital bank with more than $17 billion in deposits. EverBank provides robust, sophisticated commercial banking operations coast-to-coast with over $39 billion in commercial loans. EverBank traces its roots back to 1994, went public in 2012, was sold to the insurance Company TIAA in 2017 and was sold to a group of private equity investors in 2023. EverBank is a national bank, with the OCC as their primary federal regulator.
Q2. What segments of the market does EverBank serve?
EverBank is a $47 billion asset, scaled digital bank with branch networks in Florida and California and deep national lending expertise. The core lending verticals include asset-backed finance, structured mortgage finance, equipment finance, commercial real estate lending and specialty finance.

Q3. Why are EverBank and WaFd partnering?
EverBank and WaFd are very excited about this opportunity for several reasons. First, both institutions share similar values. Each understands that integrity and trust are paramount. Second, each understands the value of growing and sustaining a banking business built upon the foundation of superb asset quality. Third, together we achieve a multi-channel strategy with a relationship-focused regional bank and a national digital franchise to navigate a rapidly evolving banking environment. Our combined balance sheet, together with the combined institution’s ability to leverage technology to deliver high-quality deposit products and services, will support the combined business’s future growth.

Q4. Who is acquiring who?
This partnership amounts to a “reverse merger,” wherein EverBank Financial Corp merges with and into WaFd, Inc. WaFd, Inc. is the legal acquiror. Then WaFd Bank merges with and into EverBank, NA. EverBank is the accounting acquiror. WaFd, Inc. remains a publicly traded bank holding company under a new name, EverBank Financial Corp, traded under a new ticker symbol on the NASDAQ Exchange: EVBK. The owners of EverBank will own 59.2% of the resulting company and WaFd stockholders 40.8%. Together, this creates the 7th largest Midcap Bank in the U.S. at $75 billion in assets. Our boards and management teams believe that we are stronger together.

Q5. Who will be our CEO?
Greg Seibly, the current CEO of EverBank, will be the CEO of the combined bank. Brent Beardall will be the President of the combined bank. It is a sign that both Greg and Brent believe in the value creation of coming together that both will be with the bank for the long term. You can learn more about Greg here https://www.EverBank.com/about/leadership/greg-seibly. The go-forward Board of Directors will include 7 directors from EverBank (including Greg) and 6 from WaFd (including Brent).

Decisions on other senior leaders of the bank will be made and communicated over the next few weeks.

Q6: Is EverBank looking to combine with any other banks?
Not at this time. EverBank is focused on serving its current clients, winning new business and executing on the combination with WaFd Bank and the integration plan. That said, our combined board and future management team must always be cognizant of opportunities that are in the best interests of the company’s shareholders, employees and the communities it serves.

Q7. What approvals are needed?
The boards of directors of EverBank and WaFd have unanimously approved the combination and EverBank’s ownership group has formally approved the merger. The merger is subject to approval by WaFd’s shareholders, as well as the Federal Reserve and the OCC. Both parties are committed to working together expeditiously in pursuing these approvals.

Q8. Will any of the branch offices of WaFd Bank close in connection with the combination?
Over time, there are a handful of branches in California that are so close together that they likely would be consolidated or relocated. It is anticipated that all physical ﬁnancial centers (branches) would operate on one system and WaFd branches would use a blended brand (WaFd Bank, a division of EverBank). There is some overlap between EverBank’s Digital Bank (direct to consumer) in WaFd’s nine states. We believe there are key opportunities to build further scale in Florida, Texas and California and to bring insurance and wealth management to both WaFd’s and EverBank’s clients.

Q9. Will people from EverBank be visiting us?
Yes, plans are being made for EverBank’s CEO, Greg Seibly, to visit WaFd’s regions along with Brent Beardall as we begin to plan for an efficient and effective integration process. Our goal is to provide as much advance notice as we can prior to these visits and to minimize any disruptions to our core mission – providing the highest quality of service to our clients and communities.

Q10. Will WaFd Bank’s name change?
Yes, as described in Q1, EverBank will be the surviving bank. However, the Regional Bank (currently the Business Bank at WaFd) will operate as “WaFd Bank, a division of EverBank” to avoid client confusion and maintain a degree of separation between the online direct-to-consumer strategy and the retail clients currently served by WaFd Bank. We look forward to eventually operating 250 financial centers from coast-to-coast on a common platform. Many of the detailed decisions remain to be made leading up to the merger close.

Q11. What will happen to WaFd customer accounts? Will account numbers change?
One of the largest decisions we must make is which core system will be used by various segments of the combined bank. EverBank values the relationships and trust WaFd Bank has built with its clients and wants to support those relationships. Therefore, most clients will see few changes in the terms of their accounts, and it’s likely account numbers will not change for existing WaFd Bank clients. CD clients, in particular, will not experience a change in rate or term until their CD matures. There may be other changes to account terms, though speciﬁc details need to be ﬁnalized. Additional information will be communicated to our employees and mailed to our customers prior to planned integrations.

Q12. If someone has money at both banks, is it still insured?
The FDIC insurance coverage does not change between now and the close of the transaction because we will continue to be two separate legal entities. We will provide further updates regarding FDIC insurance coverage as we approach the close of the transaction after an analysis of clients with deposits at both institutions is performed; however, we do not anticipate this to be a meaningful number of clients.

Q13. Will branch hours change?
Nothing will change prior to the combination. At this time, we do not anticipate hours of operations in the branches to change even after the combination is complete.

Q14. What will we call our branch offices?
EverBank refers to its branches as financial centers, so expect to see that transition over time as part of our efforts to update branding and client-facing materials.

Q 15. Will there be any immediate changes to WaFd Bank’s or EverBank’s branches.
Until the transaction closes in early 2027, it remains business as usual at all WaFd Bank or EverBank branches, with no expected changes in operations, services or hours.

Q 16. Can WaFd Bank or EverBank clients use branches of either bank?
For the time being, no. EverBank ﬁnancial centers will service only EverBank accounts and WaFd Bank branches will service only their account holders.

Following the completion of the merger transaction, we are planning for a transition period as we integrate the operations and systems of the two banks. After that process is completed, we expect clients will be able to use the branches of either bank. We do not yet have a timeline for that transition, but we will keep associates and clients fully informed as we move through the process.
Q17. Will we be moving from downtown Seattle to Bellevue?
There are plans to locate the headquarters of the EverBank holding company in Bellevue, Washington, which will provide additional options for our teams working in Puget Sound. We will retain our office space at 425 Pike in downtown Seattle.

Employee-Related Questions

Q18. Will the merger transaction have any immediate impact on WaFd employees?
A. EverBank and WaFd understand that until the combination is complete, both institutions need to continue to serve their respective clients and operate as independent companies. We believe that the proposed merger of WaFd Bank and EverBank will create signiﬁcant new opportunities for the combined bank after the transaction closes in early 2027. Simply put, we believe the two banks are stronger together.

Q19. Will there be any immediate changes to WaFd’s beneﬁts, compensation or leave programs?
It remains "business as usual” at WaFd and EverBank until the transaction closes. We will take a thoughtful and deliberate approach to integration. As part of that process, we will evaluate compensation, beneﬁts, and other programs offered by both organizations to determine the best path forward for the combined company. Our focus will be on supporting our colleagues, maintaining a positive employee experience, and ensuring our programs align with the needs of the future organization. During the period leading up to the close of the merger, WaFd Bank will consult with EverBank on the strategy for annual salary reviews since we anticipate the closing of the merger to coincide with the beginning of the 2027 calendar year, when our normal increases would take effect.

Q20. How do the cultures of WaFd Bank and EverBank align?
We believe WaFd Bank and EverBank are an excellent cultural ﬁt. Both banks have a client centric, values-based culture that is focused on putting clients and employees at the center of everything.

EverBank’s team of more than 1,700 employees share our commitment to client service, operational excellence and community service development. Like WaFd Bank, EverBank is deeply committed to the communities it serves.

Q21. Will WaFd’s policy regarding in-office, hybrid, remote work requirements change?
EverBank has an in-office work model. Collaboration will be especially important as we prepare for and integrate the combined organization. It is likely that WaFd will adopt a similar policy over time, but no formal decision has been made.

Q22. What process will be used to evaluate roles and organizational needs for the combined bank?
Role, talent, job, and organizational assessments have not yet begun, and no individual decisions have been made about individual positions or the future organizational structure. As integration planning progresses, WaFd and EverBank will thoughtfully evaluate the combined organization's business needs, capabilities and opportunities. We are committed to keeping you informed as decisions are made and information becomes available.

Q23. In order to keep our employment, after the merger is complete, will WaFd Bank employees have to apply for an open position?
In most cases, especially if you work in a branch or client-facing role, your job will continue uninterrupted. In other cases, there may be restructuring that impacts your role, or you may review postings for open positions for which you may choose to apply. We will give you as much notice about your personal situation as possible.

Q24. Will WaFd employees have opportunities for career growth and apply for roles within the combined bank?
We expect the merger to create new opportunities within the combined bank as it grows and serves more consumer and commercial clients nationwide. Speciﬁc opportunities haven’t yet been identiﬁed because role and organizational assessments have not begun. Information about available positions and how employees may be considered for them will be shared as integration planning progresses.

Q25. Will prior years of service be recognized by the combined company?
The current expectation is that your prior service will be recognized following the merger. However, ﬁnal decisions remain subject to completion of the deﬁnitive agreements and integration planning. Additional details will be shared as they become available.

Q26. Should WaFd employees continue applying for currently posted opportunities?
Yes. Current recruiting and internal mobility processes remain in place. Employees may continue to apply for posted opportunities for which they are qualiﬁed and should follow the existing application process.

Q27. When will WaFd employees receive more information about how the merger will affect their individual roles?
There are no immediate changes as a result of this announcement. WaFd and EverBank will continue to operate independently until the transaction closes, which is expected in early 2027.

Q28. Will there be vacation freezes around conversion time?
Yes. It would be anticipated that we would need to place a freeze on vacations to conduct training and ensure a supported process leading up to and through any system conversions. We will provide details well in advance of planned conversions and would not anticipate any system changes until March 1, 2027 at the earliest.

Q29. When will more information be available about the transition?
We know that you have many more questions than we can possibly answer at this time. We will be providing regular updates during the transition period to provide as many answers to these questions as quickly as we possibly can. Communication will be key as we go forward and we will send out written communication regularly to all employees. As you have questions, please email FAQ@wafd.com and we will address your questions in future communications.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the beliefs, plans, goals, expectations and estimates of WaFd, Inc. (“WaFd”) and EverBank Financial Corp (“EverBank”). Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of WaFd and EverBank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in WaFd’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the following factors, among others: (i) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between WaFd and EverBank; (ii) the outcome of any legal proceedings that may be instituted against WaFd or EverBank, including potential litigation that may be instituted against WaFd or its directors or officers related to the proposed transaction or the definitive merger agreement between WaFd and EverBank; (iii) the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; (iv) the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of WaFd; (v) the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where WaFd and EverBank do business; (vi) certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) diversion of management’s attention from ongoing business operations and opportunities; (ix) reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (x) WaFd’s and EverBank’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; (xi) success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; (xii) inflation; (xiii) customer borrowing, repayment, investment and deposit practices; (xiv) the impact, extent and timing of technological changes; (xv) capital management activities; (xvi) other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the State of Washington; (xvii) legislative and regulatory actions and reforms; and (xviii) other factors that may affect future results of WaFd and EverBank.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in WaFd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of WaFd’s website, www.wafdbank.com/about-us/investor-relations, under the heading “SEC Filings” and in other documents WaFd files with the SEC (available at www.sec.gov). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to WaFd and EverBank.

Any forward-looking statements contained in this document represent the views of WaFd and EverBank only as of the date hereof and are presented for the purpose of assisting their respective shareholders and analysts in understanding WaFd’s and EverBank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Neither WaFd nor EverBank undertakes to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, WaFd intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, WaFd will mail the definitive proxy statement to each shareholder entitled to vote at the meeting relating to the proposed transaction.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF WAFD ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING WAFD’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WAFD AND THE PROPOSED TRANSACTION.

Investors and shareholders of WaFd will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Brad Goode, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101, telephone (206) 626-8178.

Participants in Solicitation

WaFd, EverBank and certain of WaFd’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding WaFd’s directors and executive officers is available in the proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

WaFd Bank and EverBank are coming together

We’re pleased to share that WaFd Bank and EverBank have announced plans to combine — two strong regional banks that put clients and communities first, with a shared commitment to exceptional personal service, innovation and financial strength.

It’s banking as usual for now.

•	Your accounts, services and digital access ― along with your WaFd Bank team all stay the same.
•	No changes to your FDIC coverage. Both banks remain FDIC members.
•	The transaction is expected to close in early 2027. Until then, we’ll operate as separate banks.
•	We’ll keep you informed well in advance of any changes ― and will work to keep changes to a minimum.

About EverBank

EverBank is a performance-driven national bank headquartered in Jacksonville, Florida. They are relentlessly focused on providing clients with a distinct financial advantage that ensures their money reaches its greatest potential. EverBank delivers reliability, security and deep expertise in the form of high value products and services including commercial finance solutions, business banking products, and high-yield FDIC-insured deposit accounts online or at their financial centers in Florida, California and New York.

BEST MONEY MARKET ACCOUNTS

2026 WINNER

GOBankingRates

BEST HIGH-YIELD
SAVINGS ACCOUNT
2026 WINNER
GO BankingRates

What to expect after the banks have combined:

•	More than 250 branches, including new locations in Florida, California and New York.
•	A nationwide digital banking platform.
•	A broader range of consumer, business, and commercial products.
•	Better ways to bank — in person, online, or mobile.

Statement Regarding Forward-looking Information

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the beliefs, plans, goals, expectations and estimates of WaFd, Inc. (“WaFd”) and EverBank Financial Corp (“EverBank”). Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of WaFd and EverBank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in WaFd’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the following factors, among others: (i) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between WaFd and EverBank; (ii) the outcome of any legal proceedings that may be instituted against WaFd or EverBank, including potential litigation that may be instituted against WaFd or its directors or officers related to the proposed transaction or the definitive merger agreement between WaFd and EverBank; (iii) the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; (iv) the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of WaFd; (v) the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where WaFd and EverBank do business; (vi) certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) diversion of management’s attention from ongoing business operations and opportunities; (ix) reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (x) WaFd’s and EverBank’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; (xi) currency and interest rate fluctuations; (xii) success of hedging activities; (xiii) material adverse changes in economic and industry conditions, including the availability of short and long-term financing; (xiv) general competitive, economic, political and market conditions; (xv) changes in asset quality and credit risk; (xvi) the inability to sustain revenue and earnings growth; (xvii) inflation; (xviii) customer borrowing, repayment, investment and deposit practices; (xix) the impact, extent and timing of technological changes; (xx) capital management activities; (xxi) other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the State of Washington; (xxii) legislative and regulatory actions and reforms; and (xxiii) other factors that may affect future results of WaFd and EverBank.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in WaFd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of WaFd’s website, www.wafdbank.com/about-us/investor-relations, under the heading “SEC Filings” and in other documents WaFd files with the SEC (available at www.sec.gov). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to WaFd and EverBank.

Any forward-looking statements contained in this document represent the views of WaFd and EverBank only as of the date hereof and are presented for the purpose of assisting their respective shareholders and analysts in understanding WaFd’s and EverBank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Neither WaFd nor EverBank undertakes to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

Important Other Information

In connection with the proposed transaction, WaFd intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, WaFd will mail the definitive proxy statement to each shareholder entitled to vote at the meeting relating to the proposed transaction.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF WAFD ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING WAFD’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WAFD AND THE PROPOSED TRANSACTION.

Investors and shareholders of WaFd will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Brad Goode, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101, telephone (206) 626-8178.

Participants in the Solicitation

WaFd, EverBank and certain of WaFd’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding WaFd’s directors and executive officers is available in the proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.